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                                                                     EXHIBIT 4.3

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                  PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

                           Dated as of August 8, 1997

                                  by and among

                      HIGH VOLTAGE ENGINEERING CORPORATION

                                       and

                      CIBC WOOD GUNDY SECURITIES CORP. and
                            PAINEWEBBER INCORPORATED,
                              as Initial Purchasers





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                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

1.     Definitions......................................................    1

2.     Exchange Offer...................................................    5

3.     Shelf Registration...............................................    8

4.     Additional Dividends.............................................    10

5.     Registration Procedures..........................................    12

6.     Registration Expenses............................................    22

7.     Indemnification..................................................    24

8.     Rules 144 and 144A...............................................    28

9.     Underwritten Registrations.......................................    28

10.    Miscellaneous....................................................    29

       (a)    Remedies..................................................    29
       (b)    No Inconsistent Agreements................................    29
       (c)    Adjustments Affecting Registrable Shares..................    29
       (d)    Amendments and waivers....................................    29
       (e)    Notices...................................................    30
       (f)    Successors and Assigns....................................    31
       (g)    Counterparts..............................................    31
       (h)    Headings..................................................    31
       (i)    Governing Law.............................................    31
       (j)    Severability..............................................    31
       (k)    Entire Agreement..........................................    31
       (l)    Shares Held by the Company or Its Affiliates..............    32



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       PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT"), dated as of August 7, 1997, by and among HIGH VOLTAGE ENGINEERING CORPORATION, a Massachusetts corporation (the "COMPANY"), and CIBC WOOD GUNDY SECURITIES CORP. and PAINEWEBBER INCORPORATED (together, the "INITIAL PURCHASERS").

       This Agreement is entered into in connection with the Securities Purchase Agreement, dated as of August 5, 1997, by and among the Company and the Initial Purchasers (the "PURCHASE AGREEMENT") relating to the sale by the Company to the Initial Purchasers of $135,000,000 aggregate principal amount of 10 1/2% Senior Notes due 2004 of the Company (the "NOTES") and 33,000 Units (the "UNITS"), each Unit consisting of (i) one share of the Company's 12-1/2% Series A Senior Redeemable Preferred Stock (the "PREFERRED SHARES"), (ii) one warrant entitling the holder thereof to purchase .00250736 shares of Common Stock, par value $0.01 per share, of the Company (the "WARRANTS") and (iii) .00250736 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Shares" and, together with the Notes, Units, Preferred Shares and Warrants, the "SECURITIES").

       In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers. The execution and delivery of this Agreement is a condition to the Initial Purchasers, obligation to purchase the Notes under the Purchase Agreement.

       The parties hereby agree as follows:

1.     Definitions
       -----------

       As used in this Agreement, the following terms shall have the following meanings:

       ADDITIONAL DIVIDENDS:  See Section 4.

       ADVICE:  See Section 5.

       APPLICABLE PERIOD:  See Section 2(b).

       CLOSING:  See Purchase Agreement.

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                                      -2-


       COMPANY:  See the introductory paragraph to this Agreement.

       EFFECTIVENESS DATE:  The 135th day after the Issue Date.

       EFFECTIVENESS PERIOD:  See Section 3.

       EVENT DATE:  See Section 4(b).

       EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

       EXCHANGE OFFER:  See Section 2(a).

       EXCHANGE REGISTRATION STATEMENT:  See Section 2(a).

       EXCHANGE SHARES:  See Section 2(a).

       FILING DATE:  The 45th day after the Issue Date.

       HOLDER:  Any holder of a Registrable Share or Registrable Shares.

       INDEMNIFIED PERSON:  See Section 7(c).

       INDEMNIFYING PERSON:  See Section 7(c).

       INITIAL PURCHASERS:  See the introductory paragraph of this Agreement.

       INITIAL SHELF REGISTRATION:  See Section 3(a).

       INSPECTORS:  See Section 5(o).

       ISSUE DATE: The date on which the Preferred Shares are sold to the Purchaser pursuant to the Purchase Agreement.

       NASD:  See Section 5(s).

       NOTES:  See the introductory paragraphs of this Agreement.

       PARTICIPANT:  See Section 7(a).

       PARTICIPATING BROKER-DEALER:  See Section 2(b).

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                                      -3-


       PERSON: An individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or other legal entity.

       PREFERRED SHARES:  See the introductory paragraphs to this Agreement.

       PRIVATE EXCHANGE:  See Section 2(a).

       PRIVATE EXCHANGE SHARES:  See Section 2(b).

       PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

       PURCHASE AGREEMENT: See the introductory paragraphs to this Agreement.

       RECORDS:  See Section 5(o).

       REGISTRABLE SHARES: The Preferred Shares upon original issuance of the Preferred Shares to the Initial Purchasers under the Purchase Agreement (including the Option Shares) and at all times subsequent thereto and, if issued, the Private Exchange Shares, until in the case of such Preferred Shares or Private Exchange Shares, as the case may be, (i) a Registration Statement covering such Preferred Shares or Private Exchange Shares, as the case may be, has been declared effective by the SEC and such Preferred Shares or Private Exchange Shares, as the case may be, have been disposed of in accordance with such effective Registration Statement, (ii) such Preferred Shares or Private Exchange Shares, as the case may be, are sold in compliance with Rule 144, (iii) in the case of any Preferred Share, such Preferred Share has been exchanged for an Exchange Share or Exchange Shares pursuant to an Exchange Offer or (iv) such Preferred Shares or Private Exchange Shares, as the case may be, cease to be outstanding.


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                                      -4-


       REGISTRATION DEFAULT:  See Section 4(a).

       REGISTRATION STATEMENT: Any registration statement of the Company, including, but not limited to, the Exchange Registration Statement, which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

       RESTATED ARTICLES: Prior to the Closing, the Certificate of Vote of Directors Establishing a Series of a Class of Stock duly adopted by the Board of Directors of the Company setting forth the rights, preferences and priorities of the Preferred Shares and filed with, and accepted for filing, so as to be effective, by, the Secretary of State of Massachusetts prior to the Closing, and, after the Closing, the Restated Articles of Organization duly adopted by the Board of Directors of the Company setting forth the rights, preferences and priorities of the Preferred Shares and filed with, and accepted for filing, by the Secretary of State of Massachusetts.

       RULE 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC.

       RULE 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

       RULE 415: Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

       SEC: The Securities and Exchange Commission.

       SECURITIES: See the introductory paragraphs to this Agreement.

       SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

       SHELF NOTICE: See Section 2(c).

       SHELF REGISTRATION: See Section 3(b).


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                                      -5-


       SUBSEQUENT SHELF REGISTRATION: See Section 3(b).

       TRANSFER AGENT: The Transfer Agent for the Preferred Shares, the Exchange Preferred Shares and/or the Private Exchange Preferred Shares, as the context may require.

       UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriters) for reoffering to the public.

       UNITS: See the introductory paragraphs to this Agreement.

       WARRANTS: See the introductory paragraphs to this Agreement.

2.     EXCHANGE OFFER

       (a) To the extent not prohibited by any applicable law or applicable interpretation of the SEC, the Company agrees to use its best efforts to file with the SEC as soon as practicable, but in no event later than the Filing Date, an offer to exchange (the "EXCHANGE OFFER") any and all of the Registrable Shares for a like aggregate liquidation value of preferred equity securities of the Company which are substantially identical to the Preferred Shares (the "EXCHANGE SHARES") (and which are entitled to the benefits of the Restated Articles), except that the Exchange Shares shall have been registered pursuant to an effective Registration Statement under the Securities Act. The Exchange Offer will be registered under the Securities Act on the appropriate form (the "EXCHANGE REGISTRATION Statement") and will comply with all applicable tender offer rules and regulations under the Exchange Act. The Company agrees to use its best efforts to (x) cause the Exchange Registration Statement to become effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for at least 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 60th day following the date on which the Exchange Registration Statement is declared effective. Each Holder who participates in the Exchange Offer will be required to represent that any Exchange Shares received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any person to participate in the distribution of the Exchange Shares, and that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act or if it is an affiliate, that it will comply with the

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                                      -6-


registration and prospectus delivery requirements of the Securities Act, to the extent applicable. Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, MUTATIS MUTANDIS, solely with respect to Exchange Shares held by Participating Broker-Dealers (as defined below), and the Company shall have no further obligation to register Registrable Shares pursuant to Section 3 of this Agreement.

       (b) The Company shall include within the Prospectus contained in the Exchange Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the Staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Shares received by such broker-dealer in the Exchange Offer (a "PARTICIPATING BROKER-DEALER"), whether such positions or policies have been publicly disseminated by the Staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchasers, represent the prevailing views of the Staff of the SEC. Such "Plan of Distribution" section shall also allow the use of the prospectus by all persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Shares.

       The Company shall use its best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Shares, PROVIDED that such period shall not exceed 90 days (or such longer period if extended pursuant to the last paragraph of Section 5) (the "APPLICABLE PERIOD").

       If, prior to consummation of the Exchange Offer, either of the Initial Purchasers holds any Preferred Shares acquired by it and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, the Company upon the request of such Initial Purchaser shall, simultaneously with the delivery of the Exchange Shares in the Exchange Offer, issue and deliver to such Initial Purchaser, in exchange (the "PRIVATE EXCHANGE") for the Preferred Shares held by such Initial Purchaser, a like liquidation value of preferred equity securities of the Company that are identical in all material respects to the Exchange Shares (the "PRIVATE EXCHANGE

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                                      -7-


SHARES") (and which are issued pursuant to the same certificate of designation as the Exchange Shares). The Private Exchange Shares shall bear the same CUSIP number as the Exchange Shares.

       Dividends on the Exchange Shares and any Private Exchange Shares will accrue from the later of (A) the last dividend payment date on which dividends were paid on the Preferred Shares surrendered in exchange therefor or, (B) if no dividends have been paid on the Preferred Shares, from the Issue Date.

       In connection with the Exchange Offer, the Company shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) utilize the services of a depositary for the Exchange offer with an address in Boston, Massachusetts; and

          (iii) permit Holders to withdraw tendered Preferred Shares at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open.

       As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall:

          (i) accept for exchange all Preferred Shares tendered and not validly withdrawn pursuant to the Exchange offer or the Private Exchange, as the case may be;

          (ii) deliver to the Transfer Agent for cancellation all Preferred Shares so accepted for exchange; and

          (iii) cause the Transfer Agent to countersign and deliver promptly to each Holder of Preferred Shares, Exchange Shares or Private Exchange Shares, as the case may be, equal in liquidation value to the Preferred Shares of such Holder so accepted for exchange.

       The Exchange Shares and the Private Exchange Shares shall be issued pursuant to the Restated Articles, will vote and consent together on all matters with the Preferred Shares as one class to the extent the Preferred Shares have voting rights pursuant to the Restated Articles or as provided by applicable law, and will not have the right to vote or consent as a class separate from the Preferred Shares on any matter except as otherwise provided in the Restated Articles or under applicable law.

       (c) If (1) prior to the consummation of the Exchange Offer, the Company or Holders of at least a majority in aggregate liquidation value of the Registrable Shares reasonably determine in good faith that (i) the Exchange Shares would not, upon receipt, be tradeable by such Holders which are not affiliates (within the meaning of the Securities Act) of the Company without restriction under the Securities Act and without restrictions under applicable state securities laws, or (ii) after conferring with counsel, the SEC is unlikely to permit the consummation of the Exchange offer prior to 60 days after the Effectiveness Date (in which case the Company may withdraw the Exchange Registration Statement, if filed, or elect not to file it, if not already filed), (2) subsequent to the Exchange Date if the Initial Purchasers shall not have sold all of the Registrable Securities initially purchased by it to unaffiliated investors and if the Initial Purchasers so requests, or (3) the Exchange Offer is commenced and not consummated within 195 days of the Issue Date, then the Company shall promptly deliver to the Holders written notice thereof (the "SHELF NOTICE") and shall file an Initial Shelf Registration pursuant to Section 3. Following the delivery of a Shelf Notice to the Holders of Registrable Shares, the Company shall not have any further obligation to conduct the Exchange Offer or the Private Exchange under this Section 2.

3.     Shelf Registration
       ------------------

       If a Shelf Notice is delivered as contemplated by Section 2(c), then:

       (a) INITIAL SHELF REGISTRATION. The Company shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Shares (the "INITIAL SHELF REGISTRATION"). The Company shall use its best efforts to file with the SEC the Initial Shelf Registration within 30 days of the delivery of the Shelf Notice. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Shares for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). Except to the extent required by any agreement to which the Company is a party, the Company shall not permit any securities other than the Registrable Shares to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below). The Company shall use its best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to

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                                      -9-


the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until two years from the Issue Date (the "EFFECTIVENESS PERIOD"), or such shorter period ending when (i) all Registrable Shares covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Shares has been declared effective under the Securities Act.

       (b) SUBSEQUENT SHELF REGISTRATIONS. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Shares (a "SUBSEQUENT SHELF REGISTRATION"). In the event that the Company becomes eligible to use any form other than S-1 for a Subsequent Shelf Registration, if permitted under applicable law, the Company shall be entitled to cause a Subsequent Shelf Registration to be substituted for the Initial Shelf Registration. If a Subsequent Shelf Registration is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "SHELF REGISTRATION" means the Initial Shelf Registration and any Subsequent Shelf Registration.

       (c) SUPPLEMENTS AND AMENDMENTS. The Company shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if requested by the Holders of a majority in aggregate liquidation value of the Registrable Shares covered by such Registration Statement or by any underwriters) of such Registrable Shares.

4.     Additional Dividends
       --------------------

       (a) The Company and the Initial Purchasers agree that the Holders of Registrable Shares will suffer damages if the Company fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, in lieu of any other damages that might be obtainable, the Company agrees to pay additional dividends on the Preferred Shares ("ADDITIONAL DIVIDENDS") under the circumstances set forth below:

          (i) if the Exchange Offer Registration Statement has not been filed on or prior to the Filing Date or the Initial Shelf Registration has not been filed within 30 days following the delivery of a Shelf Notice prior to the filing date;

          (ii) if the Exchange Offer Registration Statement or the Initial Shelf Registration has not been declared effective on or prior to the Effectiveness Date; and

          (iii) if either (A) if applicable, the Company has not exchanged the Exchange Shares for all Preferred Shares validly tendered in accordance with the terms of the Exchange Offer on or prior to 195 days after the Issue Date or (B) if applicable, the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the earlier of the date on which all Registrable Shares covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration on the second anniversary of the Issue Date;

(each such event referred to in clauses W through (iii) above is a "REGISTRATION DEFAULT"), the sole remedy available to holders of the Preferred Shares will be the immediate accrual of Additional Dividends as follows: the per annum dividend rate on the Preferred Shares will increase by 0.5% upon the occurrence of the first Registration Default; and the per annum dividend rate will increase by an additional 0.25% for each subsequent 90-day period during which any Registration Default remains uncured, up to a maximum additional dividend rate of 2.00% per annum for all Registration Defaults, PROVIDED, HOWEVER, that (1) upon the filing of the Exchange Registration Statement or the Initial Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement or a Shelf Registration (in the case of

(ii) above) or (3) upon the exchange of Exchange Shares for all Preferred Shares tendered (in the case of (iii)(A) above), or upon the effectiveness of the Exchange Registration Statement which had ceased to remain effective (in the case of (iii)(B) above), or upon the effectiveness of the Shelf Registration which had ceased to remain effective (in the case of (iii)(C) above), any Additional Dividends on the Preferred Shares as a result of such clause (i),
(ii) or (iii) (or the relevant subclause thereof), as the case may be, shall cease to accrue and the dividend rate on the Preferred Shares will revert to the dividend rate originally borne by the Preferred Shares.

       (b) The Company shall notify the Holders within three business days after each and every date on which an event occurs in respect of which any Additional Dividend is required to be paid (an "EVENT DATE"). Any amounts of Additional Dividends due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash or in additional Preferred Shares as contemplated by the Restated Articles semiannually on each February 1 and August 4 to the Holders of record on the January 15 and July 15 immediately preceding such dates), commencing with the first such date occurring after any such Additional Dividend commences to accrue. The amount of an Additional Dividend will be determined by multiplying the applicable Additional Dividend rate by the principal amount of the Registrable Shares, multiplied by a fraction, the numerator of which is the number of days such Additional Dividend rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

5.     Registration Procedures
       -----------------------

       In connection with the registration of any Registrable Shares or Private Exchange Shares pursuant to Section 2 or 3 hereof, the Company shall effect such registrations to permit the sale of such Registrable Shares or Private Exchange Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall:

          (a) Prepare and file with the SEC, prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 or 3, and to use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein, PROVIDED that, if (1) such filing is pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-

     Dealer who seeks to sell Exchange Shares during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall, if requested by any Holder of Registrable Securities, furnish to and afford the Holders of the Registrable Shares and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriter(s), if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (at least 5 business days prior to such filing). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate liquidation value of the Registrable Shares covered by such Registration Statement, or such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriter(s), if any, shall reasonably object; PROVIDED, HOWEVER, during any delay in meeting the time frames contemplated in Section 4 hereof as a result of the actions of any Holder of Registrable Shares, no Additional Dividends shall accrue or be payable to such Holder.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Company shall be deemed not to have used its best efforts to keep a Registration Statement effective during the Applicable Period if it voluntarily takes any action that would result in selling Holders of the Registrable Shares covered thereby or Participating Broker-Dealers seeking to sell Exchange Shares not being able to sell such Registrable Shares or such Exchange

     Shares during that period unless such action is required by applicable law or unless the Company complies with this Agreement, including without limitation, the provisions of clause 5(c)(v) below.

          (c) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Shares during the Applicable Period, notify the selling Holders of Registrable Shares, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters), if any, promptly (but in any event within two business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment thereto has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment thereto including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Shares the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) below cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Shares or the Exchange Shares to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or any information becoming known to the Company that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the

     Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Shares during the Applicable Period, use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Shares or the Exchange Shares to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible moment.

          (e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriter(s), if any, or the Holders of a majority in aggregate liquidation value of the Registrable Shares being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment thereto such information as the managing underwriters), if any, or such Holders or counsel reasonably request to be included therein, (ii) make all required filings of such Prospectus supplement or such post-effective amendment thereto as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment thereto and (iii), if applicable, supplement or make amendments to such Registration Statement.

          (f) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Shares during the Applicable Period, furnish to each selling Holder of Registrable Shares and to each such Participating Broker-Dealer who so requests and to counsel and the managing underwriters), if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (g) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Shares during the Applicable Period, deliver to each selling Holder of Registrable Shares, or each such Participating Broker-Dealer, as the case may be, their counsel, and the managing underwriter or underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Shares or each such Participating Broker-Dealer, as the case may be, and the managing underwriter or underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Shares covered by or the sale by Participating Broker-Dealers of the Exchange Shares pursuant to such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Shares or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Shares during the Applicable Period, to use its best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Shares or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Shares for offer and sale under the state securities or "blue sky" laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters, if any, reasonably request in writing, PROVIDED that where Exchange Shares held by Participating Broker-Dealers or Registrable Shares are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform "blue sky" investigations and file registrations and qualifications required to be filed pursuant to this
     Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Shares held by Participating Broker-Dealers or the Registrable Shares covered by the applicable Registration Statement; PROVIDED that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction.

          (i) If a Shelf Registration is filed pursuant to Section 3, cooperate with the selling Holders of Registrable Shares and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, which certificates shall not bear any restrictive legends and, if requested by the selling Holders, shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Shares to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request and are consistent with the terms of the Restated Articles under which the Registrable Shares are issued.

          (j) Use its best efforts to cause the Registrable Shares covered by the Registration Statement to be registered with or approved by such other United States governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the managing underwriter or underwriters, if any, to consummate the disposition of such Registrable Shares, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals at such seller's cost and expense.

          (k) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Shares during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) above, as promptly as reasonably practicable prepare and (subject to Section 5(a) above) file with the SEC, at the expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder or to the purchasers of the Exchange Shares to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (l) Use its best efforts to cause the Registrable Shares covered by a Registration Statement or the Exchange Shares sold by a Participating Broker-Dealer during the Applicable Period, as the case may be, to the rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Shares covered by such Registration Statement or the managing underwriter or underwriters, if any.

          (m) Prior to the effective date of the first Registration Statement relating to the Registrable Shares, (i) provide the Holders with printed certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company if the Holders so request and (ii) provide a CUSIP number for the Registrable Shares.

          (n) In connection with an underwritten offering of Registrable Shares pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of preferred equity securities similar to the Preferred Shares and take all such other actions as are reasonably requested by the managing underwriter(s), if any, in order to expedite or facilitate the registration or the disposition of such Registrable Shares and, in such connection, (i) make such reasonable representations and warranties to the managing underwriter or underwriters on behalf of any underwriters, with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of preferred equity securities, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the managing underwriter or underwriters covering the matters customarily covered in opinions requested in underwritten offerings of preferred equity securities and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the managing underwriter or underwriters on behalf of any underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of preferred equity securities and such other matters as reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate liquidation value of Registrable Shares covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (o) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Shares during the Applicable Period, make available for inspection by any selling Holder of such Registrable Shares being sold, or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters participating in any such disposition of Registrable Shares who held at least 5.0% of the outstanding Registrable Shares, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, subject to customary confidentiality undertakings, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement and the Company fails to promptly correct such material misstatement or omission after notice thereof, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Shares and each such Participating Broker-Dealer or underwriter will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it for any purpose other than discharging due diligence responsibilities. Each selling Holder of such Registrable Shares and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at its expense.

          (p) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Shares are sold to underwriters in a firm commitment or best efforts underwritten offering and
     (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          (q) Upon consummation of an Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Company in a form customary for underwritten offerings of preferred equity securities similar to the Preferred Shares, addressed to the Holders of Registrable Shares participating in the Exchange Offer or the Private Exchange, as the case may be, and which includes an opinion that the Company has duly issued the Exchange Shares and the Private Exchange Shares, as the case may be.

          (r) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Shares by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Shares or the Private Exchange Shares, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Shares that such Registrable Shares are being cancelled in exchange for the Exchange Shares or the Private Exchange Shares, as the case may be; in no event shall such Registrable Shares be marked as paid or otherwise satisfied.

          (s) Cooperate with each seller of Registrable Shares covered by any Registration Statement and the managing underwriters), if any, participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

          (t) Use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Shares covered by a Registration Statement contemplated hereby.

       The Company may require each seller of Registrable Shares or Participating Broker-Dealer as to which any registration is being effected to furnish to the Company such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Shares or Exchange Shares to be sold by such Participating Broker-Dealer, as the case may be, as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Shares of any seller or Participating Broker-Dealer who fails to furnish such information within a reasonable time after receiving such request, and during any delay in meeting the time frames contemplated by Section 4 hereof as a result of a delay in receiving any such information, no Additional Interest shall accrue or be payable.

       Each Holder of Registrable Shares and each Participating Broker-Dealer agrees by acquisition of such Registrable Shares or Exchange Shares to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v) or 5(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or Prospectus or Exchange Shares to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Shares covered by such Registration Statement or Exchange Shares to be sold by such Holder or Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or (y) the Advice.

6.     Registration Expenses
       ---------------------

       (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with one underwritten offering and (B) fees and expenses of compliance with state securities or "blue sky" laws (including, without limitation, reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares or Exchange Shares and determination of the eligibility of the Registrable Shares or Exchange Shares for investment under the laws of such jurisdictions (x) where the holders of Registrable Shares are located, in the case of the Exchange

Shares, or (y) as provided in Section 5(h), in the case of Registrable Shares or Exchange Shares to be sold by a Participating Broker-Dealer during the Applicable Period)), such expenses, together with expenses in connection with any related filing, not to exceed $10,000 in the aggregate, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Shares or Exchange Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is reasonably requested by the managing underwriter or underwriters, if any, or, in respect of Registrable Shares or Exchange Shares to be sold by any Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate liquidation value of the Registrable Shares included in any Registration Statement or of such Exchange Shares, as the case may be), (iii) reasonable messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and reasonable fees and disbursements of one special counsel for the sellers of Registrable Shares under the Shelf Registration (subject to the provisions of Section 6(b)), (v) fees and disbursements of all independent certified public accountants referred to in
Section 5(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance),
(vi) rating agency fees, (vii) Securities Act liability insurance, if the Company desires such insurance, (viii) fees and expenses of all other Persons retained by the Company, (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (x) the expense of any annual or special audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, (xii) the reasonable fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities, and (xiii) the expenses incurred by the Company relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with this Agreement.

       (b) In connection with any Shelf Registration hereunder, the Company shall reimburse the Holders of the Registrable Shares being registered in such registration for the actual reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate liquidation value of the Registrable Shares to be included in such Registration Statement and other reasonable out-of-pocket expenses of the Holders of Registrable Shares incurred in connection with the registration of the Registrable Shares, subject to a maximum of $25,000. Notwithstanding anything to the contrary contained herein, the Company shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Shares.

7.     Indemnification
       ---------------

       (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Shares and each Participating Broker-Dealer selling Exchange Shares during the Applicable Period, the officers and directors of each such person, and each person, if any, who controls any such person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company in writing by such Participant expressly for use therein; PROVIDED that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Participant (or to the benefit of any person controlling such Participant) from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Shares or Exchange Shares if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the related Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and a copy of the related Prospectus (as so amended or supplemented) shall have been furnished to such Participant at or prior to the sale of such Registrable or Exchange Shares, as the case may be, to such person or at a time the Company had notified persons under the last paragraph of Section 5 hereof to cease using such Registration Statement or Prospectus.

       (b) Each Participant will be required to agree, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person who controls the Company within the meaning of

Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Participant, but only with reference to information relating to such Participant furnished to the Company in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Participant under this paragraph (b) shall in no event exceed the proceeds received by such Participant from sales of Registrable Shares giving rise to such obligations.

       (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain one counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants and such control persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Shares sold by all such Participants and any such separate firm for the Company, its directors, officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses actually incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; PROVIDED, HOWEVER, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Party is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

       If the indemnification provided for in paragraphs (a) and (b) of this
Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Participants on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Participants on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Participants and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       The parties shall agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Shares or Exchange Shares exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.     Rules 144 and 144A
       ------------------

       The Company covenants that it will file the reports required to he filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Shares, make publicly available other information of a like nature so long as necessary to permit sales pursuant to Rule 144 or Rule 144A under the Securities Act. The Company further covenants that so long as any Registrable Shares remain outstanding to make available to any Holder of Registrable Shares in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Shares pursuant to (a) such Rule 144A, or (b) any similar rule or regulation hereafter adopted by the SEC unless at such time the Registrable Shares are fully salable under Rule 144 or any successor provision.

9.     Underwritten Registrations
       --------------------------

       If any of the Registrable Shares covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company.

       No Holder of Registrable Shares may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Shares on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.    Miscellaneous
       -------------

       (a) REMEDIES. In the event of a breach by the Company of any of its obligations under this Agreement, other than the occurrence of an event which requires payment of Additional Dividends, each Holder of Registrable Shares, in addition to being entitled to exercise all rights provided herein or, in the case of the Initial Purchasers, in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to a specific performance of its rights under this Agreement. In the event of a breach by the Company of any of its obligations under this Agreement, other than the occurrence of an event which requires payment of Additional Dividends, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

       (b) NO INCONSISTENT AGREEMENTS. Except for the old Warrant Agreement (as defined in the Purchase Agreement), the Company has not, as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent in all material respects with the rights granted to the Holders of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof in all material respects. Except for the Old Warrant Agreement (as defined in the Purchase Agreement), the Company has not entered and will not enter into any agreement with respect to any of its securities which will grant to any Person piggyback rights with respect to a Registration Statement.

       (c) ADJUSTMENTS AFFECTING REGISTRABLE SHARES. The Company shall not, directly or indirectly, take any action with respect to the Registrable Shares as a class that would adversely affect, in any material respect, the ability of the Holders of Registrable Shares to include such Registrable Shares in a registration undertaken pursuant to this Agreement.

       (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the then outstanding aggregate liquidation value of Registrable Shares. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Shares whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Shares may be given by Holders of at least a majority in aggregate liquidation value of the Registrable Shares being sold by such Holders pursuant to such Registration Statement, PROVIDED that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

       (e) NOTICES. All notices and other communications provided for or permitted hereunder shall he made in writing by hand-delivery, registered first-class mail, next day air courier or telecopier:

              (i) if to a Holder of Registrable Shares, CIBC Wood Gundy Securities Corp., 425 Lexington Avenue, 3rd Floor, New York, New York 10017, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Roger Meltzer, Esq.; and

              (ii) if to the Company, High Voltage Engineering Corporation, 401 Edgewater Place, Suite 680, Wakefield, Massachusetts 01880, Attn:
       President, Tel: (617) 224-1001, Fax: (617) 224-1011, with a copy to
       Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110-1726, Attn: Michael P. O'Brien, Esq., Tel: (617) 951-8000, Fax:
       (617) 951-8736.

       All such notices and communications shall he deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed; (iii) one business day after being timely delivered to a next-day air courier; and (iv) when receipt is acknowledged by the addressee, if telecopied.

       (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Shares.

       (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

       (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

       (j) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and impaired or invalidated, and the parties hereto shall use commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

       (i) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

       (l) SHARES HELD BY THE COMPANY OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

       IN WITNESS WHEREOF, the parties have executed this Preferred Stock Registration Rights Agreement as of the date first written above.


                                        HIGH VOLTAGE ENGINEERING
                                        CORPORATION


                                        By: /s/ Clifford Press
                                            ------------------------------------
                                            Name: Clifford Press
                                            Title: President


CIBC WOOD GUNDY SECURITIES CORP.
PAINEWEBBER INCORPORATED

By:    CIBC WOOD GUNDY SECURITIES
       CORP.


By: /s/ Brian Gerson
    ------------------------------
    Name:
    Title: